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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-95720, 33-20138, 33-38041, 33-55055, 333-03443, 333-45037,
333-71065, 333-34934, 333-55266, 333-100572, 333-111399, Form S-3 No.
333-86342 and Form S-4 No. 333-116772) of FedEx Corporation and in the related Prospectuses of our report dated June 22, 2004, with respect to the consolidated financial statements of FedEx Corporation included in this Annual Report (Form 10-K/A, Amendment No.1) for the year ended May 31, 2004.

                                                           /s/ Ernst & Young LLP


Memphis, Tennessee
July 20, 2004